EX-23


Chavez & Koch
Business Consultants &
Certified Public Accountants
Limited


     CONSENT OF INDEPENDENT CERTEFIED PUBLIC ACCOUNTANTS

We do hereby consent to the incorporation by reference in the Registration Statement of Maxxzone.com, Inc. on Form 10-SB, of our report dated December 21, 2001 on our audit of the financial statements of Maxxzone.com, Inc., as of November 30, 2001 and December 31, 2000, which report is included in the General Form for Registration of Securities of Small Business Issuers on Form 10-SB.



                         /s/ Chavez & Koch, CPA's, Ltd.


December 21, 2001
Henderson, Nevada